                                                                     EXHIBIT 4.1

THIS WARRANT (THIS  "WARRANT") HAS NOT BEEN REGISTERED  UNDER THE SECURITIES ACT
OF 1933,  AS AMENDED  (THE "ACT"),  OR ANY STATE  SECURITIES  LAW.  NEITHER THIS
WARRANT NOR ANY WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR
PARTICIPATION  HEREIN OR  THEREIN  MAY BE SOLD,  ASSIGNED,  MORTGAGED,  PLEDGED,
HYPOTHECATED,  ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE
ACT AND APPLICABLE STATE SECURITIES LAWS.

                               CEPTOR CORPORATION

                          COMMON STOCK PURCHASE WARRANT

377,359 SHARES                              ORIGINAL ISSUE DATE: OCTOBER 7, 2005

      This  Warrant is issued in  connection  with and  pursuant to that certain
Common Stock Purchase  Agreement (the "PURCHASE  AGREEMENT") dated as of October
7,  2005,  by and  between  CEPTOR  CORPORATION,  a  Delaware  corporation  (the
"COMPANY") and FUSION CAPITAL FUND II, LLC (the "BUYER").

      FOR VALUE  RECEIVED,  the Buyer,  the  registered  holder  hereof,  or its permitted  assigns  (the  "HOLDER"),  is entitled to purchase  from the Company,
during  the  period   specified  in  this   Warrant,   377,359  fully  paid  and
non-assessable  shares (subject to adjustment as hereinafter provided) of Common
Stock (the  "WARRANT  SHARES"),  of the Company at the purchase  price per share provided in Section 1.2 of this  Warrant (the  "WARRANT  EXERCISE  Price"),  all subject to the terms and  conditions  set forth in this  Warrant.  All terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase
Agreement.

SECTION 1.  PERIOD FOR EXERCISE AND EXERCISE PRICE.

      1.1   PERIOD FOR EXERCISE.  The right to purchase shares of Warrant Shares represented by this Warrant shall be immediately  exercisable,  and shall expire at 5:00 p.m.,  Chicago local time,  December 31, 2010 (the  "EXPIRATION  DATE").
From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

     1.2    WARRANT  EXERCISE  PRICE.  The Warrant  Exercise  Price per share of
Warrant  Shares shall be $0.01 per share  (subject to adjustment as  hereinafter provided).

SECTION 2.  EXERCISE OF WARRANT.

     2.1    MANNER OF EXERCISE.  The Holder may exercise this Warrant,  in whole or in part,  immediately,  but not  after the  Expiration  Date,  during  normal business hours on any Trading Day by surrendering this Warrant to the Company at the principal  office of the Company,  accompanied by a Warrant Exercise Form in substantially  the form annexed hereto duly executed by the Buyer and by payment of the  Warrant  Exercise  Price for the number of shares of Warrant  Shares for which this  Warrant is then  exercisable,  either (i) in  immediately  available funds, (ii) by delivery of an instrument  evidencing  indebtedness  owing by the
Company  to the  Holder in the  appropriate  amount,  (iii) by  authorizing  the
Company to retain shares of Common Stock which would  otherwise be issuable upon exercise of this  Warrant (in  accordance  with Section 2.4 hereof) or (iv) in a combination  of (i), (ii) or (iii) above,  provided,  however,  that in no event shall the Holder be entitled to  exercise  this  Warrant for a number of Warrant
Shares in excess of that number of Warrant  Shares which,  upon giving effect to such  exercise,  would  cause the  aggregate  number  of shares of Common  Stock beneficially owned by the Holder to exceed 9.9% of the outstanding shares of the
Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate  number of shares of Common  Stock  beneficially  owned by the  Holder shall  include the number of shares of Common Stock  issuable  upon  exercise of this Warrant with respect to which  determination of such proviso is being made, but shall  exclude the shares of Common  Stock which would be issuable  upon (i)
exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other  securities of the Company  beneficially  owned by the Holder subject to a limitation  on  conversion  or exercise  analogous to the  limitation  contained herein.  Except as set forth in the  preceding  sentence,  for  purposes of this paragraph,  beneficial  ownership shall be calculated in accordance with Section
13(d) of the Securities  Exchange Act of 1934, as amended.  The Holder may waive the foregoing  limitation by written notice to the Company upon not less than 61 days  prior  written  notice  (with  such  waiver  taking  effect  only upon the expiration of such 61 day notice period).

     2.2    WHEN  EXERCISE  EFFECTIVE.  Each  exercise of this Warrant  shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with  respect to such  exercise.  At such time the person in whose name any  certificate  for shares of Warrant Shares shall be issuable upon such  exercise  shall be deemed for all  corporate  purposes  to have become the
Holder  of  record  of  such  shares,  regardless  of  the  actual  delivery  of certificates evidencing such shares.

     2.3    DELIVERY OF STOCK  CERTIFICATES.  As soon as practicable  after each exercise  of this  Warrant,  and in any event no later  than 2 days  after  such exercise, the Company at its expense will issue Warrant Shares via credit to the
Buyer's account with DTC for the number of Warrant Shares to which such Buyer is entitled upon such Buyer's  submission of the applicable  Warrant  Exercise Form or,  if the  Transfer  Agent  is not  participating  in The DTC  Fast  Automated
Securities Transfer Program and DWAC system,  issue and surrender to the address as specified in the Warrant Exercise Form, a certificate, registered in the name of the Buyer or its designee,  for the number of shares of Common Stock to which the Buyer shall be entitled to upon such exercise.

     2.4    CASHLESS  EXERCISE.  The Holder may, by providing  notice thereof to the Company along with the Warrant  Exercise Form, elect to exercise the Warrant for a number of Warrant  Shares  determined  in  accordance  with the  following formula:

                        X = Y(A-B)
                            ------
                               A

                        Where:

                        X = The  number  of  Warrant  Shares to be issued to the
                            Holder.
                        Y = The number of Warrant Shares  purchasable under this
                            Warrant (at the date of such exercise).
                        A = The fair market  value of one share of Common  Stock
                            (or other  security  for which the  Warrant  is then
                            exercisable  at the  date  of  such  exercise).
                        B = Exercise  Price  (as  adjusted  to the  date of such
                            exercise).

For purposes of this Section 2.4, the "fair market value" per share shall be the closing sale price of the Common Stock for the one Trading Day immediately prior to the notice of exercise of the Warrant.

     SECTION 3.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.  The Warrant
Exercise Price and the kind of securities  issuable upon exercise of the Warrant shall be adjusted from time to time as follows:

     3.1    SUBDIVISION OR COMBINATION OF SHARES (STOCK SPLITS).  If the Company
at any time effects a subdivision or combination of the outstanding Common Stock
(through a stock  split or  otherwise),  the number of shares of Warrant  Shares shall be  increased,  in the case of a  subdivision,  or the number of shares of
Warrant  Shares shall be decreased,  in the case of a  combination,  in the same proportions  as the  Common  Stock  is  subdivided  or  combined,  in each  case effective  automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

     3.2    STOCK  DIVIDENDS.  If the  Company at any time pays a  dividend,  or makes any other  distribution,  to holders of Common Stock  payable in shares of
Common Stock, or fixes a record date for the  determination of holders of Common
Stock entitled to receive a dividend or other distribution  payable in shares of
Common Stock, then the number of shares of Warrant Shares in effect  immediately prior to such  action  shall be  proportionately  increased  so that the  Holder hereof may receive upon exercise of the Warrant the  aggregate  number of shares of Common  Stock  which he or it would have  owned  immediately  following  such action if the Warrant had been exercised  immediately prior to such action.  The adjustment shall become  effective  immediately as of the date the Company shall take a record of the holders of its Common  Stock for the  purpose of  receiving such  dividend  or  distribution  (or if no  such  record  is  taken,  as of the effectiveness of such dividend or distribution).

     3.3 RECLASSIFICATION,  CONSOLIDATION OR MERGER. If at any time, as a result of:

     (a)    a  capital   reorganization  or   reclassification   (other  than  a
subdivision,  combination or dividend provided for elsewhere in this Section 3),
or

     (b)    a merger or  consolidation  of the Company with another  corporation
(whether  or not the Company is the  surviving  corporation),  the Common  Stock issuable  upon  exercise of the Warrants  shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the

Company or any other  corporation,  or other  securities  convertible  into such shares,  then,  as a part of such  reorganization,  reclassification,  merger or consolidation,  appropriate  adjustments  shall  be  made  in the  terms  of the
Warrants (or of any  securities  into which the  Warrants  are  exercised or for which the Warrants are exchanged), so that:

     (y)    the  Holders of  Warrants  or of such  substitute  securities  shall thereafter be entitled to receive,  upon exercise of the Warrants or of such  substitute  securities,  the kind and  amount  of shares of stock, other securities, money and property which such Holders would
            have   received  at  the  time  of  such   capital   reorganization,
            reclassification,  merger,  or  consolidation,  if such  Holders had
            exercised   their  Warrants   immediately   prior  to  such  capital
            reorganization, reclassification, merger, or consolidation, and

     (z)    the  Warrants or such  substitute  securities  shall  thereafter  be adjusted on terms as nearly  equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

     3.4    OTHER  ACTION  AFFECTING  COMMON  STOCK.  If at any time the Company takes any action  affecting its Common Stock,  other than an action described in any of Sections 3.1 - 3.3 which, in the opinion of the Board of Directors of the
Company (the "BOARD"),  would have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants,  or both, shall be adjusted in such manner and at such time  as  the  Board  may  in  good  faith  determine  to be  equitable  in  the circumstances; provided, however, that the purpose of this Section is to prevent the Company  from taking any action  which has the effect of diluting the number of shares of Warrant Shares issuable upon exercise of this Warrant.

     3.5    NOTICE OF ADJUSTMENT EVENTS.  Whenever the Company  contemplates the occurrence of an event which would give rise to  adjustments  under this Section
3, the Company shall mail to each Warrant Holder,  at least 20 days prior to the record  date  with  respect  to such  event  or,  if no  record  date  shall  be established,  at least 20 days prior to such event, a notice  specifying (i) the nature of the contemplated  event, and (ii) the date on which any such record is to be taken for the  purpose  of such  event,  and (iii) the date on which  such event is expected to become effective, and (iv) the time, if any is to be fixed, when the  holders  of  record of Common  Stock  (or other  securities)  shall be entitled to exchange  their  shares of Common  Stock (or other  securities)  for securities or other property deliverable in connection with such event.

     3.6    NOTICE OF  ADJUSTMENTS.  Whenever  the kind or number of  securities issuable upon exercise of the Warrants,  or both, shall be adjusted  pursuant to
Section 3, the Company shall deliver a certificate signed by its Chief Executive
Officer and by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment,  the amount of the adjustment, the method by which such  adjustment was  calculated  (including a description of the basis on which the Board made any  determination  hereunder),  and the  Warrant  Exercise
Price and the kind of securities  issuable  upon exercise of the Warrants  after giving effect to such adjustment,  and shall cause copies of such certificate to be mailed (by first class mail postage  prepaid) to each Warrant Holder promptly after each adjustment.

     SECTION 4. RESERVATION OF STOCK, ETC. The Company covenants and agrees that it will at all times have  authorized,  reserve and keep  available,  solely for issuance and delivery upon the exercise of this Warrant, the number of shares of
Warrant Shares from time to time issuable upon the exercise of this Warrant. The
Company  further  covenants  and agrees that this  Warrant is, and any  Warrants issued in  substitution  for or  replacement  of this  Warrant  and all  Warrant
Shares,  will upon issuance be duly  authorized  and validly  issued and, in the case of Warrant Shares,  upon issuance will be fully paid and non-assessable and free from all preemptive  rights of any stockholder,  and from all taxes,  liens and charges with respect to the issue thereof  (other than transfer  taxes) and, if the Common  Stock of the  Company is then listed on any  national  securities exchanges  (as defined in the  Exchange Act of 1934,  as amended (the  "EXCHANGE
ACT")) or quoted on NASDAQ,  shall be, subject to the  restrictions set forth in
Section 5, duly listed or quoted thereon,  as the case may be. In the event that the number of authorized  but unissued  shares of such Common Stock shall not be sufficient  to effect the exercise of this entire  Warrant into Warrant  Shares, then in addition to such other  remedies as shall be  available to the Holder of this Warrant,  the Company shall promptly take such  corporate  action as may be necessary to increase its authorized but unissued shares of such Common Stock to such number of shares as shall be sufficient for such purpose.

SECTION 5.  OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

     5.1    OWNERSHIP  OF  WARRANTS.  The  Company may treat the person in whose name any Warrant is registered  on the register kept at the principal  office of the Company as the owner and Holder  thereof for all  purposes,  notwithstanding any notice to the contrary,  but in all events recognizing any transfers made in accordance with the terms of this Warrant.

     5.2    TRANSFER  AND  EXCHANGE  OF  WARRANTS.  Upon  the  surrender  of any
Warrant,  properly endorsed, for registration of transfer or for exchange at the principal  office of the  Company,  the Company at its expense  will execute and deliver to the Holder thereof,  upon the order of such Holder,  a new Warrant or
Warrants of like tenor, in the name of such Holder or as such Holder may direct, for such  number of shares  with  respect to each such  Warrant,  the  aggregate number of shares in any event not to exceed  the  number of shares for which the
Warrant so surrendered had not been exercised.

     5.3    REGISTRATION  RIGHTS.  THE  HOLDER OF THIS  WARRANT IS  ENTITLED  TO
CERTAIN  REGISTRATION  RIGHTS WITH RESPECT TO THE WARRANT  SHARES  ISSUABLE UPON
EXERCISE  THEREOF.  SAID  REGISTRATION  RIGHTS  ARE SET FORTH IN A  REGISTRATION
RIGHTS  AGREEMENT BY AND BETWEEN THE BUYER AND THE COMPANY.  If the registration statement  contemplated in the registration rights agreement is not effective at the time of any issuance and the shares are not exempt from  registration  under
Rule 144, the Warrant Shares shall be issued in certificated form and shall bear the following restrictive legend:

            THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT
            BEEN  REGISTERED  UNDER  THE  SECURITIES  ACT OF 1933,  AS
            AMENDED,   OR  APPLICABLE   STATE   SECURITIES  LAWS.  THE
            SECURITIES  HAVE BEEN ACQUIRED FOR  INVESTMENT AND MAY NOT
            BE OFFERED FOR SALE, SOLD,  TRANSFERRED OR ASSIGNED IN THE
            ABSENCE OF AN  EFFECTIVE  REGISTRATION  STATEMENT  FOR THE
            SECURITIES  UNDER THE  SECURITIES ACT OF 1933, AS AMENDED,
            OR  APPLICABLE  STATE  SECURITIES  LAWS,  OR AN OPINION OF
            HOLDER'S  COUNSEL,  IN A CUSTOMARY FORM, THAT REGISTRATION
            IS  NOT  REQUIRED  UNDER  SAID  ACT  OR  APPLICABLE  STATE
            SECURITIES  LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER
            SAID ACT.

     5.4    EXEMPTION  FROM  REGISTRATION.  If an  opinion  of  Buyer's  counsel provides that registration is not required for the proposed exercise or transfer of this  Warrant or the  proposed  transfer of the  Warrant  Shares and that the proposed  exercise or transfer in the absence of registration  would require the
Company  to take  any  action  including  executing  and  filing  forms or other documents with the Securities and Exchange  Commission  (the "SEC") or any state securities agency, or delivering to the Holder any form or document in order to establish  the right of the  Holder  to  effectuate  the  proposed  exercise  or transfer,  the Company agrees promptly, at its expense, to take any such action;
and provided,  further,  that the Company will  reimburse the Holder in full for any expenses  (including but not limited to the fees and  disbursements  of such counsel, but excluding brokers'  commissions) incurred by the Holder or owner of
Warrant  Shares on his, her or its behalf in  connection  with such  exercise or transfer of the Warrant or transfer of Warrant Shares.

SECTION 6.  NO RIGHTS OR LIABILITIES AS SHAREHOLDER.  Nothing  contained in this
Warrant shall be construed as conferring  upon the Holder hereof any rights as a shareholder  of the Company or as  imposing  any  liabilities  on such holder to purchase  any  securities  or as a  shareholder  of the  Company,  whether  such liabilities are asserted by the Company or by creditors of the Company.

SECTION 7.  RULE 144 SALES.  At the  request of any Holder who  proposes to sell securities  in  compliance  with  Rule  144 of the  SEC,  the  Company  will (i)
forthwith  furnish to such Holder a written  statement  of  compliance  with the filing  requirements  of the SEC as set forth in Rule 144,  as such rules may be amended from time to time and (ii) make  available to the public and such Holder such information as will enable the Holder to make sales pursuant to Rule 144.

SECTION 8.  MISCELLANEOUS.

     8.1    AMENDMENT  AND WAIVER.  This Warrant may be amended  with,  and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term,  covenant,  agreement or condition,  and any waiver of any default in any such term,  covenant,  agreement  or  condition  shall not be deemed a waiver of any later  default  thereof  or of any  default  of any other term, covenant, agreement or condition.

     8.2    REPRESENTATIONS    AND   WARRANTIES   TO   SURVIVE   CLOSING.    All
representations,  warranties  and covenants  contained  herein shall survive the execution  and delivery of this  Warrant and the issuance of any Warrant  Shares upon the exercise hereof.

     8.3    SEVERABILITY.  In the  event  that  any  court  or any  governmental authority  or agency  declares all or any part of any Section of this Warrant to be unlawful or  invalid,  such  unlawfulness  or  invalidity  shall not serve to invalidate  any other  Section  of this  Warrant,  and in the event  that only a portion  of  any  Section  is  so  declared  to be  unlawful  or  invalid,  such unlawfulness  or invalidity  shall not serve to  invalidate  the balance of such
Section.

     8.4    BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. All provisions of this
Warrant  shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees,  executors,  administrators,  legal representatives, successors,  and  permitted  transferees  and assigns.  No person other than the holder of this Warrant and the Company shall have any legal or equitable  right, remedy or claim under or in respect of, this Warrant.

     8.5    NOTICES.  Any  notices,  consents,  waivers or other  communications required or  permitted  to be given under the terms of this  Warrant  must be in writing  and will be deemed  to have  been  delivered:  (i) upon  receipt,  when delivered  personally;  (ii)  upon  receipt,  when sent by  facsimile  (provided confirmation of transmission  is  mechanically or  electronically  generated and kept on file by the sending party);  or (iii) one Trading Day after deposit with a  nationally  recognized  overnight  delivery  service,  in each case  properly addressed to the party to receive the same. The addresses and facsimile  numbers for such communications shall be:

     If to the Company:
            CepTor Corporation
            200 International Circle, Suite 5100
            Hunt Valley, Maryland 21030
            Telephone:  410-527-9998
            Facsimile:  410-527-9867
            Attention:  William H. Pursley

     With a copy to:
            Olshan Grundman Frome
            Rosenzweig & Wolosky LLP
            Park Avenue Tower
            65 East 55th Street
            New York, NY  10022
            Telephone:  212-451-2259
            Facsimile:  212-451-2222
            Attention:  Harvey J. Kesner Esq.

     If to the Buyer:
            Fusion Capital Fund II, LLC
            222 Merchandise Mart Plaza, Suite 9-112
            Chicago, IL 60654
            Telephone:  312-644-6644
            Facsimile:  312-644-6244
            Attention:  Steven G. Martin

     If to the Transfer Agent:
            American Stock Transfer
            & Trust Company
            6201 15th Avenue
            Brooklyn, NY  11219
            Telephone:  718-921-8381
            Facsimile:  718-765-8718
            Attention:  Craig Leibell

or at such other address and/or facsimile number and/or to the attention of such other person as the  recipient  party has  specified by written  notice given to each other  party  three (3)  Trading  Days prior to the  effectiveness  of such change.  Written  confirmation  of receipt  (A) given by the  recipient  of such
notice,   consent,   waiver  or  other   communication,   (B)   mechanically  or
electronically  generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally  recognized overnight  delivery service,  shall be rebuttable  evidence of personal service, receipt by facsimile or receipt from a nationally  recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     8.6    TAXES, COSTS AND EXPENSES.  The Company covenants and agrees that it will pay when due and payable any and all federal,  state and local taxes (other than  income  taxes) and any other  costs and  expenses  which may be payable in respect of the preparation,  issuance, delivery, exercise, surrender or transfer of this  Warrant  pursuant to the terms of this  Warrant or the  issuance of any shares  of  Warrant  Shares  as a  result  thereof.  If any  suit or  action  is instituted  or attorneys  employed to enforce this Warrant or any part  thereof, the  Company  promises  and  agrees  to pay all costs  and  expenses  associated therewith,  including reasonable  attorneys' fees and court costs.

     8.7    GOVERNING LAW;  JURISDICTION;  JURY TRIAL. The corporate laws of the
State of Delaware shall govern all issues  concerning the relative rights of the
Company and its shareholders.  All other questions  concerning the construction, validity,  enforcement and  interpretation  of this Warrant shall be governed by the internal laws of the State of Illinois,  without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other  jurisdictions)  that would cause the  application  of the laws of any jurisdictions  other than the State of Illinois.  Each party hereby  irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago,  for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith,  or with any transaction  contemplated  hereby or discussed  herein,  and hereby  irrevocably waives,  and agrees not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the  jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient  forum or that the venue of such  suit,  action  or  proceeding  is  improper.  Each  party  hereby irrevocably  waives  personal  service of process and consents to process  being served in any such suit,  action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner  permitted by law. EACH PARTY HEREBY  IRREVOCABLY
WAIVES ANY RIGHT IT MAY HAVE,  AND AGREES NOT TO  REQUEST,  A JURY TRIAL FOR THE
ADJUDICATION OF ANY DISPUTE  HEREUNDER OR IN CONNECTION  HEREWITH OR ARISING OUT
OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     8.8    LOSS OF WARRANT.  Upon receipt by the Company of evidence reasonably satisfactory  to it of the  loss,  theft,  destruction  or  mutilation  of  this
Warrant,  and (in the case of loss, theft or destruction) of  indemnification in form and substance acceptable to the Company in its reasonable  discretion,  and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     8.9    ENTIRE  AGREEMENT.  This  Warrant,  the Purchase  Agreement  and the
Registration  Rights  Agreement  of even  date  herewith  represent  the  entire agreement and  understanding  between the parties  concerning the subject matter hereof and supercede all prior and contemporaneous  agreements,  understandings, representations and warranties with respect thereto.

     8.10   HEADINGS. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

                                        COMPANY:

                                        CEPTOR CORPORATION

                                        BY:_______________________
                                        NAME: ____________________
                                        TITLE: _____________________

                              WARRANT EXERCISE FORM
                              ---------------------

Date:______________

CepTor Corporation
200 International Circle, Suite 5100
Hunt Valley, Maryland 21030
Telephone:  410-527-9998
Facsimile:  410-527-9867
Attention:  William H. Pursley

Ladies  and  Gentlemen:The  undersigned,  being  the  registered  holder of your
Warrant for the purchase of _______________  Warrant Shares issued ____________,
accompanying  this  letter,   hereby  irrevocably  exercises  such  Warrant  for
____________ shares of Warrant Shares (as defined in said Warrant), and herewith makes  payment  therefor  [via  "cash-less  exercise"]  in  accordance  with the
Warrant,  and requests that such shares of Warrant  Shares be issued in the name of, and delivered to FUSION CAPITAL FUND II, LLC, at the address shown below the signature line hereof.

If said number of shares shall not be all the shares  issuable  upon exercise of the  attached  Warrant,  a new  Warrant  is to be  issued  in  the  name  of the undersigned  for the balance  remaining  of such  shares less any  fraction of a share paid in cash.

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC

By:_________________________
Name:
Title:

Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654